SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2004

ESCO TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Charter)

Missouri (State or Other Jurisdiction of Incorporation)	1-10596 (Commission File Number)	43-1554045 (I.R.S. Employer Identification No.)

8888 Ladue Road, Suite 200, St. Louis, Missouri (Address of Principal Executive Offices)	63124-2056 (Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

Exhibit No.       Description of Exhibit

    99.1                 Press Release dated May 11, 2004

ITEM 9. REGULATION FD DISCLOSURE

Today, May 11, 2004, the Registrant is issuing a press release announcing its fiscal 2004 second quarter and first six months financial and operating results. This press release is furnished herewith as Exhibit 99.1 and will be posted on the Registrant’s website located at http://www.escotechnologies.com. It can be viewed through the Investor Relations page of the website under the tab “Press Releases”, although the Registrant reserves the right to discontinue that availability at any time.

In addition, the Registrant announced in a press release issued on April 16, 2004 that a webcast of a fiscal second quarter conference call would be held on May 11, 2004 at 9:30 am, central time, and that the related press release would be available on that date.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Operations and Financial Information Furnished

Today, the Registrant is issuing a press release (Exhibit 99.1 to this report) announcing its fiscal 2004 second quarter and first six months financial and operating results. See Item 9, Regulation FD Disclosure, above.

Non-GAAP Financial Measures

The press release furnished herewith contains financial measures and financial terms not calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”) in order to provide investors and management with an alternative method for assessing the Registrant’s operating results in a manner that is focused on the performance of the Registrant’s ongoing operations. The Registrant has provided definitions below for the non-GAAP financial measures utilized in the press release, together with an explanation of why management uses these measures, and why management believes that these non-GAAP financial measures are useful to investors. The press release uses the non-GAAP financial measures of “operational” sales, net earnings, earnings per share and results of operations and also of “EBIT from continuing operations,” “EBIT margin”, “free cash flow from continuing operations ” and Filtration segment “operational” net sales and EBIT.

The Registrant defines “operational” sales, net earnings, earnings per share, and results of operations as sales, net earnings, earnings per share, and results of operations in accordance with GAAP, except for the exclusion of (i) exit costs and severance charges related to the shutdown of the Filtration segment Puerto Rico facility, (ii) costs resulting from the Management Transition Agreement between the Registrant and its former Chairman and (iii) the charge resulting from an equipment lease termination related to the Whatman Hemasure MSA dispute. The Registrant defines “operational” EBIT margin as EBIT margin (defined below) with the foregoing exclusions. The Registrant’s management uses these “operational” results in evaluating the measures of continuing operations of the Registrant and believes that this information provides investors with additional insight into the period over period financial performance of the Registrant.

The Registrant defines “EBIT from continuing operations” as earnings before interest and taxes. The Registrant defines “EBIT margin” as EBIT from continuing operations as a percent of net sales. The Registrant’s management evaluates the performance of its operating segments based on EBIT from continuing operations and EBIT margin, and believes that EBIT from continuing operations and EBIT margin are useful to investors to demonstrate the operational profitability of the Registrant’s business segments by excluding interest and taxes, which are generally accounted for across the entire Registrant on a consolidated basis. EBIT from continuing operations is also one of the measures used by management in determining resource allocations within the Registrant and incentive compensation.

The Registrant defines “Free cash flow from continuing operations” as “Net cash provided by operating activities—continuing operations” less “Capital expenditures—continuing operations”. The Registrant’s management believes that free cash flow from continuing operations is useful to investors and management as a supplemental financial measurement in the evaluation of the Registrant’s business and believes that free cash flow may provide additional information with respect to the Registrant’s ability to meet its future debt service, capital expenditures and working capital requirements. Free cash flow can also be reinvested in the Registrant for future growth.

The Registrant defines Filtration segment “operational” net sales and EBIT as segment net sales and EBIT, excluding the costs related to the shutdown of the Puerto Rico facility.

The presentation of the information described above is intended to supplement investors’ understanding of the Registrant’s operating performance. The Registrant’s non-GAAP financial measures may not be comparable to other companies’ non-GAAP financial performance measures. Furthermore, these measures are not intended to replace net earnings, cash flows, financial position, or comprehensive income (loss), as determined in accordance with GAAP.

Other Matters

The information contained in this report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, unless the Registrant specifically incorporates it by reference in a document filed under the Securities Act of 1933 as amended or the Exchange Act.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         ESCO TECHNOLOGIES INC.

Dated: May 11, 2004	By: /s/ G.E. Muenster G.E. Muenster Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release dated May 11, 2004